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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 23, 2002 except with respect to the matters disclosed under the heading "Restatement" in Note 1, Note 3 and the 4th paragraph of Note 17 as to which the date is July 28, 2003, relating to the consolidated financial statements and consolidated financial statement schedule of Tyco International Ltd., which appears in Tyco International Ltd.'s Annual Report on Form 10-K, as amended, for the year ended September 30, 2002.

                                          /s/ PricewaterhouseCoopers LLP

New York, New York
July 28, 2003